UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite K-1 Monmouth Junction, NJ	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Share Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders

Advaxis, Inc. (the “Company”) held its further Reconvened 2021 Annual Meeting of Stockholders (the “Reconvened Annual Meeting”) on July 1, 2021. At the Reconvened Annual Meeting, the following matter was submitted to a vote of stockholders:

1.	A proposal to approve an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the 2021 Annual Meeting of Stockholders without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

At the Reconvened Annual Meeting, the Company’s stockholders did not approve the Reverse Stock Split Proposal.

Proposal No. 5 – Proposal to Approve the Reverse Stock Split Proposal

The vote to approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock at a ratio determined by the Board of Directors within a range of one-for-five to one-for-fifteen, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the 2021 Annual Meeting of Stockholders without further approval or authorization of our stockholders was as follows:

For	Against	Abstain
56,653,343	30,030,409	500,712

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer